UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2017 (April 17, 2017)
Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 389-7300
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 17, 2017, the Board of Directors (the “Board”) of Coty Inc. (the “Company”) increased its size from eight directors to nine and appointed Sabine Chalmers to fill the newly created vacancy as a member of the Board, with a term expiring upon the Company’s next annual stockholders’ meeting, and appointed Ms. Chalmers to the Audit and Finance Committee of the Board (the “AFC”). Concurrently with Ms. Chalmers’ appointment to the AFC, Erhard Schoewel departed from the AFC. There is no arrangement or understanding between Ms. Chalmers and any other persons pursuant to which Ms. Chalmers was appointed as a director. There are no related party transactions between the Company and Ms. Chalmers and as of the date hereof, Ms. Chalmers does not own any shares of the Company’s common stock. Ms. Chalmers will participate in the compensation arrangements for non-employee directors as described in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on September 22, 2016. A copy of the press release announcing the appointment of Ms. Chalmers is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(i)	Exhibits:

Exhibit No.	Description
99.1	Press release regarding the appointment of Sabine Chalmers as a director, dated April 18, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: April 18, 2017	By:	/s/ Patrice de Talhouët
Patrice de Talhouët
Chief Financial Officer

COTY INC.
EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release regarding the appointment of Sabine Chalmers as a director, dated April 18, 2017.